Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Radiant Logistics, Inc. of our report dated September 24, 2014, on our audits of the consolidated balance sheets of Radiant Logistics, Inc. as of June 30, 2014 and 2013, and the related consolidated statements of income (operations), stockholders’ equity, and cash flows for the years then ended, and to the reference to us under the heading “Experts” in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

May 1, 2015